UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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Aston Funds

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SEC 733 (04-03) Previous version obsolete

August 25, 2009
ASTON FUNDS
Aston/M.D. Sass Enhanced Equity Fund
(formerly known as Aston/MB Enhanced Equity Income Fund)
Dear Shareholder:
     Effective June 1, 2009, M.D. Sass Investors Services, Inc. (“M.D. Sass”) was appointed as a subadviser to the Aston/M.D. Sass Enhanced Equity Fund (the “Fund”). The enclosed Information Statement provides information about M.D. Sass and details the approval of the new subadvisory agreement for the Fund between M.D. Sass and Aston Asset Management LLC (“Aston”).
     Effective June 1, 2009, all of the assets of the Fund were allocated to M.D. Sass for management. Additionally, Mr. Ronald Altman, a portfolio manager of the Fund, departed from MB Investment Partners, Inc. and joined M.D. Sass effective June 1, 2009.
     This Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order that Aston Funds has received from the Securities and Exchange Commission. The order permits Aston to hire subadvisers or amend subadvisory agreements without shareholder approval. The Board of Trustees must approve such subadvisory agreements, and the Aston Funds must provide specified information to shareholders within 90 days of hiring any new subadviser or the retention of a subadviser whose ownership has changed significantly. This Information Statement is being provided to you to meet these requirements.
     Please read the enclosed Information Statement for additional information. We look forward to continuing to serve your investment needs.
Sincerely,

Kenneth C. Anderson
President

August 25, 2009
ASTON FUNDS
Aston/M.D. Sass Enhanced Equity Fund
(formerly known as Aston/MB Enhanced Equity Income Fund)
120 NORTH LASALLE STREET
CHICAGO, ILLINOIS 60602
INFORMATION STATEMENT
     This Information Statement is being furnished to shareholders of the Aston/M.D. Sass Enhanced Equity Fund (formerly known as Aston/MB Enhanced Equity Income Fund) (the “Fund”) of Aston Funds (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (the “SEC”). Aston Asset Management LLC (“Aston”) serves as the investment adviser for the Fund. Effective June 1, 2009, M.D. Sass Investors Services, Inc. (“M.D. Sass” or the “Subadviser”) serves as a subadviser for the Fund. The exemptive order permits Aston to employ additional subadvisers, terminate subadvisers, and modify subadvisory agreements without approval of the Fund’s shareholders.
     Under the exemptive order, if Aston retains a new subadviser or materially changes an existing subadvisory agreement between Aston and a subadviser, the Trust must provide shareholders of the Fund with an Information Statement explaining any changes and disclosing the aggregate fees paid to the subadvisers as a result of those changes. The Board of Trustees of the Trust (the “Board”) must approve a new subadvisory agreement and review the continuance of a subadvisory agreement annually after an initial term of not more than two years. A form of subadvisory agreement is attached to this Information Statement as Appendix A.
     This Information Statement is being mailed on or about August 25, 2009 to the shareholders of the Fund of record as of July 30, 2009. Aston and/or M.D. Sass will bear the expenses incurred in connection with preparing and mailing this Information Statement.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

BACKGROUND
     Prior to June 1, 2009, MB Investment Partners, Inc. (“MB Partners”) served as subadviser to the Fund pursuant to a sub-investment advisory agreement with Aston (the “MB Sub-Investment Advisory Agreement”). In April 2009, MB Partners provided notice to Aston of its termination of the MB Sub-Investment Advisory Agreement. Additionally, Mr. Ronald Altman, a portfolio manager of the Fund since its inception, announced his departure from MB Partners and his intention to join M.D. Sass effective as of June 1, 2009.
     In light of these and additional factors, Aston recommended and the Board approved the new sub-investment advisory agreement with M.D. Sass (the “M.D. Sass Sub-Investment Advisory Agreement”), whereby M.D. Sass would serve as subadviser to the Fund. M.D. Sass was founded over thirty years ago and is wholly-owned by Messrs. Martin D. Sass and Hugh R. Lamle.
     Mr. Altman, who joined M.D. Sass as a portfolio manager of the enhanced equity strategy as of June 1, 2009, will remain a portfolio manager for the Fund. Prior to his employment with M.D. Sass, Mr. Altman was a Senior Managing Director and Director of Research at Victory SBSF from 1999 to 2005. Mr. Altman has over 40 years experience in the investment research and money management business in various positions. In addition, Mr. Sass serves as a portfolio manager of the Fund as of June 1, 2009. Mr. Sass has over 40 years of experience in the investment management business. He founded M.D. Sass in 1972 and is the firm’s Chairman and Chief Executive Officer. Prior to forming M.D. Sass in 1972, Mr. Sass was President of Neuwirth Management and Research Corporation. Previously he founded and directed Argus Research Corporation’s Special Situations Department. Mr. Sass holds a B.S. degree in Accounting from Brooklyn College. He attended graduate school at New York University and City College of New York.
     Generally, the Investment Company Act of 1940, as amended (the “1940 Act”), requires an investment advisory agreement to be approved by the Board, including those Trustees who are not “interested persons” of the Fund, the investment adviser or any subadviser of the Trust, as defined in the 1940 Act (hereafter, the “Independent Trustees”), and each Fund’s shareholders in order for it to become effective. However, the Trust’s exemptive order allows Aston to hire and terminate subadvisers and amend subadvisory agreements, subject to Board approval, without obtaining shareholder approval. At a special Board meeting held on June 1, 2009, and for the reasons discussed below, the Board, including the Independent Trustees, approved the M.D. Sass Sub-Investment Advisory Agreement and waived the remainder of the 60-day notice period under the MB Sub-Investment Advisory Agreement.
     Effective June 1, 2009, all of the assets of the Fund were allocated to M.D. Sass for management. Also effective June 1, 2009, the Fund changed its name to Aston/M.D. Sass Enhanced Equity Fund. The Fund’s current investment objective and principal investment strategies did not change.
Board Considerations
     At an in-person meeting on June 1, 2009, the Board considered information provided by and discussions with Aston and M.D. Sass relating to the M.D. Sass Sub-Investment Advisory Agreement with respect to the Fund. The Independent Trustees met separately from the “interested” Trustee of the Trust and any officers of Aston, M.D. Sass or their affiliates to consider the M.D. Sass Sub-Investment Advisory Agreement and were assisted by independent legal counsel in their deliberations.
     In making its determinations, the Board, including all of the Independent Trustees, also reviewed materials provided by Aston and M.D. Sass including information regarding (i) the nature, extent and quality of services to be provided; (ii) the sub-advisory fee to be charged and information regarding the expense ratios of the Fund; (iii) fee waivers or expenses to be reimbursed; and (iv) potential benefits to be received by affiliates of the Subadviser. Based on the information available at the June 1, 2009 meeting, the Board, including the Independent Trustees, determined that it was in the best interests of the Fund and its shareholders to approve the M.D. Sass Sub-Investment Advisory Agreement. Among other matters considered by the Board, including the Independent Trustees, in connection with the approval of the M.D. Sass Sub-Investment Advisory Agreement for the Fund were the following:
     Nature, Quality and Extent of Services. The Board considered the nature, extent and quality of services expected to be provided under the M.D. Sass Sub-Investment Advisory Agreement. The Board considered the reputation, qualifications and background of the proposed Subadviser. The Board also considered the investment approach of the Subadviser, the experience and skills of investment personnel responsible for the day-to-day investment management of the Fund and the resources made available to such personnel. The Board considered that a portfolio manager of the Fund had joined M.D. Sass, which would result in continuity of the investment strategy. The Board also considered the Subadviser’s experience with institutional and separately managed accounts. On the basis of this evaluation, the Board concluded that the nature, quality and extent of services to be provided by the Subadviser are expected to be satisfactory.
     Fees, Profitability and Economies of Scale. The Board considered the subadvisory fee rate under the M.D. Sass Sub-Investment Advisory Agreement as well as the overall management fee structure of the Fund. The Board considered that the subadvisory fee rate was negotiated at arm’s length between Aston and the Subadviser, an unaffiliated third party, and that Aston will compensate the Subadviser from its fees. As part of its review of the investment advisory agreement with Aston, the Board considered whether there will be economies of scale with respect to the overall fee structure of the Fund and whether the Fund will benefit from any economies of scale.
     The Board concluded that the proposed subadvisory fee rate was reasonable in light of the nature, quality and extent of services to be provided and that the economies of scale were limited at this time.
     Other Benefits to the Subadviser. The Board also considered the character and amount of other incidental benefits received by the Subadviser. The Board considered potential benefits to the Subadviser from the use of “soft dollars” to pay for research services generated by parties other than the executing broker-dealer. The Board concluded that the subadvisory fees were reasonable taking into account any other benefits to be received by the Subadviser from its relationship with the Fund.
     Conclusion. Based on all of the information considered and the conclusions reached, the Board determined that the terms of the M.D. Sass Sub-Investment Advisory Agreement are fair and reasonable, and that the approval of the M.D. Sass Sub-Investment Advisory Agreement is in the best interests of the Fund. No single factor was determinative in the Board’s analysis.
DESCRIPTION OF THE M.D. SASS SUB-INVESTMENT ADVISORY AGREEMENT
     The terms of the M.D. Sass Sub-Investment Advisory Agreement, the form of which is attached hereto as Appendix A, are substantially similar to those of the MB Sub-Investment Advisory Agreement, except for the date of effectiveness, the date of termination and certain provisions relating to the waiver of fees and reimbursement of expenses, as described below. However, there is no change in the subadvisory fee rate payable by Aston to M.D. Sass. The MB Sub-Investment Advisory Agreement was approved by the Board, including the Independent Trustees, on December 20, 2007. The M.D. Sass Sub-Investment Advisory Agreement for the Fund was effective as of June 1, 2009 and has an initial term ending on December 31, 2010. The M.D. Sass Sub-Investment Advisory Agreement for the Fund will continue in effect from year to year thereafter if such continuance is approved on behalf of a Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder.

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     Investment Management Services. The M.D. Sass Sub-Investment Advisory Agreement provides that M.D. Sass shall manage the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment objective and policies and limitations and administer the Fund’s affairs to the extent requested by, and subject to, the oversight of the Fund’s Board.
     Brokerage. The M.D. Sass Sub-Investment Advisory Agreement authorizes M.D. Sass to select brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, subject to its obligation to obtain best execution under the circumstances, which may take account of the overall quality of brokerage and research services provided to M.D. Sass. The agreement permits M.D. Sass to rely on Section 28(e) of the Securities Exchange Act of 1934, as amended, in placing brokerage transactions. Under that Section, a commission paid to a broker may be higher than that which another qualified broker would have charged for effecting the same transaction, provided the investment adviser determines in good faith that the commission is reasonable in terms of either the transaction or the overall responsibility of M.D. Sass to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.
     Expenses. M.D. Sass agrees to pay all expenses it incurs in connection with its activities under the M.D. Sass Sub-Investment Advisory Agreement other than the cost of securities purchased for the Fund (including brokerage commissions and other related expenses).
     Compensation. Under the M.D. Sass Sub-Investment Advisory Agreement, Aston pays M.D. Sass a management fee out of the investment advisory fee it receives from the Fund in an amount equal to fifty percent (50%) of the positive difference, if any, of the investment advisory fee payable to Aston minus the sum of (i) any investment advisory fees waived by Aston pursuant to an Expense Limitation Agreement, (ii) any expenses reimbursed by Aston pursuant to an Expense Limitation Agreement, and (iii) any payments by Aston to third parties who provide distribution, shareholder or similar services to the Fund. If the foregoing calculation results in a negative amount, no payment shall be due to M.D. Sass for such period and the negative amount, together with any previous negative amounts (the “Cumulative Negative Amounts”), shall accrue as an offset against future amounts payable to M.D. Sass under the M.D. Sass Sub-Investment Advisory Agreement. If the foregoing calculation results in a positive amount and Cumulative Negative Amounts are outstanding, the amount payable to M.D. Sass for such period shall be reduced by any outstanding Cumulative Negative Amounts until the balance of Cumulative Negative Amounts is reduced to zero.
     Aston receives a fee based on the Fund’s average daily net assets, computed daily and payable monthly at the annual rate of 0.70%. Aston has contractually agreed to waive management fees and/or reimburse ordinary operating expenses through February 28, 2010 to limit the Fund’s expense ratio, not including fees and expenses from investments in other investment companies (acquired fund fees and expenses) (the “Expense Cap”), to 1.40%. For a period of three years subsequent to the commencement of operations of the Fund, Aston is entitled to be reimbursed by the Fund for previously waived fees and reimbursed expenses to the extent that the Fund’s expense ratio, not including acquired fund fees and expenses, remains below the operating expense cap after such reimbursement. Prior to June 1, 2009, the Fund’s Expense Cap was 1.10% (the “Prior Expense Cap”).
     Limitation on Liability. Under the M.D. Sass Sub-Investment Advisory Agreement, M.D. Sass and its directors, officers, stockholders, employees and agents will not be liable for any error of judgment or mistake of law or for any loss suffered by M.D. Sass or the Fund in connection with any matters to which the advisory agreement relates or for any other act or omission in the performance by M.D. Sass of its duties under the subadvisory agreement, except that nothing in the M.D. Sass Sub-Investment Advisory Agreement shall be construed to protect M.D. Sass against any liability by reason of its willful

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misfeasance, bad faith or gross negligence in the performance of its duties or for its reckless disregard of its obligations or duties under the subadvisory agreement.
     Termination. The M.D. Sass Sub-Investment Advisory Agreement may be terminated at any time without the payment of any penalty upon sixty (60) days’ written notice to or by M.D. Sass. The M.D. Sass Sub-Investment Advisory Agreement terminates automatically without the payment of any penalty upon termination of the advisory agreement. A Fund may terminate the advisory agreement by action of the Board or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice.
INFORMATION CONCERNING ASTON AND THE SUBADVISER
     ASTON. Aston Asset Management LLC, 120 North LaSalle Street, 25th Floor, Chicago, Illinois 60602, is the investment adviser to the Funds. Aston is a majority owned subsidiary of Highbury Financial, Inc. As of July 31, 2009, Aston had approximately $ billion in assets under management. Highbury is located at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202.
     M.D. SASS. M.D. Sass Investors Services, Inc., 1185 Avenue of the Americas, 18th Floor, New York, NY 10036, was founded over thirty years ago. M.D. Sass is wholly-owned by Messrs. Sass and Lamle. The firm provides investment management advice to financial institutions, state and local governments, Fortune 500 and other corporations, endowment funds, foundations, Taft Hartley funds and high net worth individuals. As of July 31, 2009, M.D. Sass had approximately $___ billion in assets under management.
     Information regarding the principal executive officers and directors of Aston and M.D. Sass is shown in Appendix B.
DISTRIBUTOR AND ADMINISTRATOR
     Set forth below are the names and addresses of the Trust’s distributor and administrator:

DISTRIBUTOR	ADMINISTRATOR
PFPC Distributors, Inc.	Aston Asset Management LLC
760 Moore Road	120 North LaSalle Street
King of Prussia, PA 19406	Chicago, IL 60602
BROKERAGE COMMISSIONS
     During the fiscal year ended October 31, 2008, no commissions were paid to any affiliated broker.
OUTSTANDING SHARES AND BENEFICIAL OWNERSHIP OF SHARES
     As of July 30, 2009, there were [number of shares] issued and outstanding shares of the Fund.
     As of July 30, 2009, to the best knowledge of the Trust, the persons who owned of record or beneficially 5% or more of the outstanding shares of the Fund are shown in Appendix C. [To the best knowledge of the Trust, as of July 30, 2009, the Trustees and executive officers of the Trust as a group beneficially owned less than 1% of the shares of the Fund.]

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Other Information
     The Fund’s most recent annual and semi-annual reports are available upon request without charge by writing the Trust at P.O. Box 9765, Providence, Rhode Island 02940, by calling toll free 1-800-992-8151 or by downloading them at www.astonfunds.com. To help reduce Fund expenses and environmental waste, the Fund combines mailings for multiple accounts going to a single address by delivering the Fund’s reports and information statements in a single envelope. If you do not want to continue consolidating your Fund mailings and prefer to receive separate mailings with multiple copies of Fund reports and information statements, or if you currently receive multiple copies and would like to request a single copy, please call one of the Fund’s representatives at 1-800-992-8151 or write to the address above.

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INDEX OF APPENDICES
APPENDIX A:     FORM OF SUB-INVESTMENT ADVISORY AGREEMENT
APPENDIX B:     PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF ASTON AND M.D. SASS
APPENDIX C:     BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

APPENDIX A
SUB-INVESTMENT ADVISORY AGREEMENT
BETWEEN ASTON ASSET MANAGEMENT LLC
AND M.D. SASS INVESTORS SERVICES, INC.
     SUB-INVESTMENT ADVISORY AGREEMENT (the “Agreement”) made this 1st day of June, 2009 by and between ASTON ASSET MANAGEMENT LLC (hereinafter referred to as the “Investment Adviser”) and M.D. SASS INVESTORS SERVICES, INC. (hereinafter referred to as the “Subadviser”), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.
W I T N E S S E T H:
     WHEREAS, the Investment Adviser has been retained by Aston Funds, a Delaware statutory trust (the “Trust”), a registered management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) to provide investment advisory services to the Trust with respect to certain series of the Trust set forth in Schedule A hereto as may be amended from time to time (hereinafter referred to as a “Fund” and collectively, the “Funds” of the Trust);
     WHEREAS, the Investment Adviser wishes to enter into a contract with the Subadviser to provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make investment commitments with respect to such portion of the Funds’ assets as shall be allocated to the Subadviser by the Investment Adviser from time to time (the “Allocated Assets”), subject to oversight by the Trustees of the Trust and the supervision of the Investment Adviser.
     NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:
     1. In accordance with the Investment Advisory Agreement between the Trust and the Investment Adviser (“Investment Advisory Agreement”) with respect to the Funds, the Investment Adviser hereby appoints the Subadviser to act as subadviser with respect to the Allocated Assets for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services set forth herein, for the compensation provided herein.
     2. As compensation for the services enumerated herein, the Investment Adviser will pay the Subadviser a fee with respect to the Allocated Assets, which shall be calculated and payable monthly in arrears based on the average daily net assets of the Fund, in an amount equal to 50% of the positive difference, if any, of (x) the advisory fee payable to the Investment Adviser with respect to the Allocated Assets of the Fund (before reduction of the fee payable to Subadviser) minus (y) the sum of: (i) any investment advisory fees waived by the Investment Adviser pursuant to an expense limitation or reimbursement agreement with the Fund, (ii) any reimbursement of expenses by the Investment Adviser pursuant to an expense limitation or reimbursement agreement with the Fund, and (iii) any payments made by the Investment Adviser to third parties that provide distribution, shareholder services or similar services on behalf of the Fund. If the foregoing calculation results in a negative amount during any period, no payment shall be due to Subadviser for such period and the negative amount, together with any previous negative amounts (the “Cumulative Negative Amounts”), shall accrue as an offset against future amounts payable to Subadviser hereunder. If the foregoing calculation results in a positive amount and Cumulative Negative Amounts are outstanding, the amount payable to Subadviser for such period shall be reduced by any outstanding Cumulative Negative Amounts until the balance of Cumulative Negative Amounts is reduced to zero.
     For the purposes of this Agreement, a Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus (as used herein this term includes the related Statement of Additional Information).
     If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Subadviser’s compensation for such fraction of the month shall be prorated based on the number of calendar days of such month during which the Agreement is effective.
     3. This Agreement shall become effective with respect to a Fund as of the date set forth opposite the Fund’s name as set forth on Schedule A hereto (the “Effective Date”), provided that it has been approved by the Trustees of the Trust in accordance with the provisions of the 1940 Act and the rules thereunder and, if so required by the 1940 Act and the rules thereunder, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.
     4. This Agreement shall continue in effect for the initial term set forth in Schedule A. It shall be renewed automatically thereafter with respect to a Fund by the Investment Adviser and the Subadviser for successive periods not exceeding one year, if and only if such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the 1940 Act and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Trust’s Trustees, who are not parties to such Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement will terminate automatically with respect to a Fund without the payment of any penalty upon termination of the Investment Advisory Agreement relating to a Fund (accompanied by simultaneous notice to the Subadviser) or upon sixty days’ written notice to the Subadviser that the Trustees of the Trust, the Investment Adviser or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the 1940 Act, have terminated this Agreement. This Agreement may also be terminated by the Subadviser with respect to a Fund without penalty upon sixty days’ written notice to the Investment Adviser and the Trust.
     This Agreement shall terminate automatically with respect to a Fund in the event of its assignment or, upon notice thereof to the Subadviser, the assignment of the Investment Advisory Agreement, unless its continuation thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Fund if so required by the 1940 Act (in each case as the term “assignment” is defined in Section 2(a)(4) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation, order or interpretive guidance).
     5. Subject to the oversight of the Board of Trustees of the Trust and the Investment Adviser, the Subadviser will provide an investment program for the Allocated Assets, including investment research and management with respect to securities and investments, including cash and cash equivalents, and will determine from time to time what securities and other investments will be purchased, retained or sold. The Subadviser will provide the services under this Agreement in accordance with each Fund’s investment objective, policies and restrictions as stated in the Prospectus, as provided to the Subadviser by the Investment Adviser. The Subadviser further agrees that, in all matters relating to the performance of this Agreement, it:
          (a) shall act in conformity with the Trust’s Declaration of Trust, By-Laws and currently effective registration statements under the 1940 Act and the Securities Act of 1933 and any amendments or supplements thereto (the “Registration Statements”) and with the written policies, procedures and guidelines of each Fund, and written instructions and directions of the Trustees of the Trust and shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940 and the rules thereunder, and all other applicable federal and state laws and regulations. The Trust agrees to provide Subadviser with copies of the Trust’s Declaration of Trust, By-Laws, Registration Statements, written policies, procedures and guidelines, and written instructions and directions of the Trustees, and any amendments or supplements to any of them at, or, if practicable, before the time such materials, instructions or directives become effective;
          (b) will pay expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction changes, if any) purchased for each Fund, provided that the Subadviser will not pay for or provide a credit with respect to any research provided to it in accordance with Section 5(c);
          (c) will place orders pursuant to its investment determinations for the Allocated Assets either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Subadviser will attempt to obtain the best overall price and the most favorable execution of its orders. Subject to policies established by the Trustees of the Trust and communicated to the Subadviser, it is understood that the Subadviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of a Fund, or be in breach of any obligation owing to the Investment Adviser or the Trust or in respect of a Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Subadviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 and interpretive guidance issued by the SEC thereunder) provided by such member, broker or dealer, viewed in terms of that particular transaction or the Subadviser’s overall responsibilities with respect to the accounts, including the Fund, as to which it exercises investment discretion;
          (d) will review the daily valuation of securities comprising the Allocated Assets of each Fund as obtained on a daily basis by the Fund’s administrator and furnished by it to Subadviser, and will promptly notify the Trust and the Investment Adviser if the Subadviser believes that any such valuations may not properly reflect the market value of any securities owned by the Fund, provided, however, that the Subadviser is not required by this sub-paragraph to obtain valuations of any such securities from brokers or dealers or otherwise, or to otherwise independently verify valuations of any such securities;
          (e) unless otherwise instructed, will be responsible for voting all proxies of the Allocated Assets in accordance with the Proxy Voting Policies and Guidelines of Subadviser (the “Proxy Policy”), provided that such Proxy Policy and any amendments thereto are furnished to the Trust;
          (f) will attend regular business and investment-related meetings with the Trust’s Board of Trustees and the Investment Adviser if requested to do so by the Trust and/or the Investment Adviser, and at its expense, shall supply the Board, the officers of the Trust, and the Investment Adviser with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder;
          (g) will maintain books and records with respect to the securities transactions for the Allocated Assets of each Fund and proxy voting record for the Allocated Assets of the Fund, furnish to the Investment Adviser and the Trust’s Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Investment Adviser all of the Subadviser’s reports to the Trust’s Board of Trustees for examination and review within a reasonable time prior to the Trust’s Board meetings; and
          (h) will pay expenses incurred by the Trust for any matters related to any transaction or event that is deemed to result in change of control of the Subadviser or otherwise result in the assignment of the Sub-Investment Advisory Agreement under the 1940 Act.
     6. The Investment Adviser or its affiliates may, from time to time, engage other subadvisers to advise other series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a “Sub-Advised Fund”). The Subadviser agrees that it will not consult with any other subadviser engaged by the Investment Adviser or its affiliates with respect to transactions in securities or other assets concerning a Fund or another Sub-Advised Fund, except to the extent permitted by the rules under the 1940 Act that permit certain transactions with a subadviser or its affiliates.
     7. Subadviser agrees with respect to the services provided to each Fund that it:
          (a) will promptly communicate to the Investment Adviser such information relating to Fund transactions as the officers and Trustees of the Trust may reasonably request and as communicated to the Subadviser; and
          (b) will treat confidentially and as proprietary information of the Trust all records and other information relative to each Fund and its prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Subadviser is advised by counsel that the Subadviser may be exposed to civil or criminal contempt or other proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).
     8. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Subadviser acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust’s request, provided, that Subadviser may retain copies thereof at its own expense. Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act relating to transactions placed by Subadviser for the Fund. Subadviser further agrees to maintain each Fund’s proxy voting record with respect to the Allocated Assets in a form mutually agreeable between the parties and which contains the information required by Form N-PX under the 1940 Act.
     9. It is expressly understood and agreed that the services to be rendered by the Subadviser to the Investment Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Subadviser shall be free to provide similar or different services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby. In addition, but without limiting any separate agreement between the Subadviser and the Investment Adviser to the contrary, nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser who may also be a Trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     10. The Investment Adviser agrees that it will furnish currently to the Subadviser all information with reference to each Fund and the Trust that is reasonably necessary to permit the Subadviser to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Adviser will furnish to Subadviser procedures consistent with the Trust’s contract with each Fund’s custodian from time to time (the “Custodian”), and reasonably satisfactory to Subadviser, for consummation of portfolio transactions for each Fund by payment to or delivery by the Custodian of all cash and/or securities or other investments due to or from the Fund, and Subadviser shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.
     11. The Subadviser and its directors, officers, stockholders, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Adviser or the Trust in connection with any matters to which this Agreement relates or for any other act or omission in the performance by the Subadviser of its duties under this agreement except that nothing herein contained shall be construed to protect the Subadviser against any liability by reason of the Subadviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.
     12. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. Except to the extent governed by federal law including the 1940 Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without applying the principles of conflicts of law thereunder.
     13. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Trust until approved as required by applicable law.
     14. Any notice to be given hereunder may be given by personal notification or by facsimile transmission, to the party specified at the address stated below:
     To the Investment Adviser at:
Aston Asset Management LLC
120 N. LaSalle Street, 25th Floor
Chicago, Illinois 60602
Attn: President
Facsimile: (312) 268-1380
     To the Subadviser at:
M.D. Sass Investors Services, Inc.
1185 Avenue of the Americas, 18th Floor
New York, New York 10036
Attn: President
Facsimile: (212) 843-5949

     To a Fund or the Trust at:
Aston Funds
120 N. LaSalle Street, 25th Floor
Chicago, Illinois 60602
Attn: President
Facsimile: (312) 268-1380
or addressed as such party may from time to time designate by notice to other parties in accordance herewith.
     15. The Subadviser agrees that for any claim by it against a Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of a Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.
[The Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

ATTEST:	ASTON ASSET MANAGEMENT LLC

By:

ATTEST:	M.D. SASS INVESTORS SERVICES, INC.

By:

SCHEDULE A

Fund	Effective Date	Initial Term
Aston/M.D. Sass Enhanced Equity Fund (formerly Aston/MB Enhanced Equity Income Fund)	June 1, 2009	December 31, 2010

APPENDIX B
Principal Executive Officers and Directors of Aston and M.D. Sass
Principal Officers and Directors of Aston

Name and Address	Principal Occupation
Stuart D. Bilton, CFA 120 N. LaSalle Street Chicago, IL 60602	Chief Executive Officer and Member

Kenneth C. Anderson 120 N. LaSalle Street Chicago, IL 60602	President and Member; CPA

Gerald F. Dillenburg 120 N. LaSalle Street Chicago, IL 60602	Chief Compliance Officer, Chief Financial Officer and Member; CPA

Principal Officers and Directors of M.D. Sass

Name and Address	Principal Occupation
Martin D. Sass 1185 Avenue of the Americas, 18th Floor, New York, NY 10036	Chairman, CEO, and Director

Hugh R. Lamle 1185 Avenue of the Americas, 18th Floor, New York, NY 10036	President and Director

Philip Sivin 1185 Avenue of the Americas, 18th Floor, New York, NY 10036	Senior Vice President and Director

Bobby Liu 1185 Avenue of the Americas, 18th Floor, New York, NY 10036	Senior Vice President, General Counsel, and Chief Compliance Officer

B-1

APPENDIX C
Beneficial Owners of 5% or More of Fund Shares- Class N Shares
As of July 30, 2009
Aston/M.D. Sass Enhanced Equity Fund

Title of
Class	Shareholder Name and Address	Shares Owned	Percent of Class

C-1